UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2007

ADMAX RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)
Nevada

(State or Other Jurisdiction of Incorporation)

333-130767

(Commission File Number)

N/A

                                            (I.R.S. Employer Identification No.)

Oceanic Business Center Suite 2300-1066 W. Hastings St.
Vancouver, British Columbia, Canada V6E 3X2

(Address of Principal Executive Offices) (Zip Code)

(604) 601-8274

(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Admax Resources, Inc., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 8.01 Other Events.

The Registrant disclosed that it has consummated a mandatory forward stock split of the common stock of the Corporation on the basis of exchanging one (1) existing share of common stock for ten (10) shares of post forward split common stock, the forward split being effective January 29, 2007, with any fractional shares that would result from this action being rounded up to the next whole share. In connection with the name change, NASDAQ awarded the Registrant with a new trading symbol of “AMXU,” effective January 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADMAX RESOURCES, INC.

Date: January 29, 2007	By:	/s/ Gao, ZhenYong
Gao, ZhenYong
Title: President